[LOGO OF PARITZ & COMPANY, P.A.]                    15 Warren Street, Suite 25
Paritz & Company, P.A.                              Hackensack, New Jersey 07601
certified public accountants                        (201) 342-7753
                                                    Fax: ( 201) 342-7598
                                                    E-mail: paritz@ paritz.com


                                                May 18, 2005


Board of Directors
Wherify Wireless, Inc.
(A Development Stage Company)
Redwood City, California

      This letter will serve to grant our permission to include the audited financial statements of Wherify Wireless, Inc. as of June 30, 2002 and 2003 that we previously opined upon in a Form S-4 filing with the United States Securities and Exchange Commission.

      We have not performed any additional auditing procedures since our opinion date of June 30, 2004, which contained a going concern paragraph, and therefore, are not responsible for any transactions that may have occurred after that date. We also are under no further obligation to update the aforementioned financial statements.






                                          /s/ Paritz & Company
                                          ----------------------
                                          Paritz & Company, P.A.